Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Fourth Quarter 2020 and Announces CFO Transition

St. Louis, Missouri – February 10, 2021 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal fourth quarter and full year 2020 results for the period ended December 31, 2020 and announced a CFO transition.

Fourth Quarter 2020

Revenues for the quarter totaled $498.5 million, compared to $549.7 million in the prior-year period. EPS totaled $0.35 compared to $0.05 in the fourth quarter 2019. EPS in the prior year period was negatively impacted by additional charges related to the Tax Cuts and Jobs Act.

Adjusted EPS was $0.90 compared to $1.20 in the fourth quarter 2019. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “Demand trends improved in the fourth quarter, and I am pleased to report that revenues, earnings, and cash flow exceeded our initial expectations. We delivered $15 million in quarterly run rate savings associated with our SG&A cost reduction program, and we are committed to delivering the full $60 million in annual savings in 2021.”

Full Year 2020

Revenues for the year totaled $1.863 billion, compared to $2.131 billion in the full year 2019. EPS was $1.21 compared to $2.15 in 2019. Adjusted EPS was $2.75 compared to $4.52 in 2019.

Mr. Vestjens remarked, “2020 was a truly unprecedented year, with each of us facing significant challenges related to the global pandemic, both personally and professionally. I am extremely proud of the way our global workforce responded to these challenges and maintained a sharp focus on supporting our customers and executing our strategic plans while maintaining the safest possible working conditions. During the year, we took bold steps to improve our portfolio and streamline our cost structure, while continuing to fund compelling growth initiatives. We expect these actions to drive significantly improved business performance going forward.”

Outlook

“2021 will be a year of recovery in most of our key markets. During the year, we expect to complete our transformative portfolio actions and turn the focus to accelerating organic growth. To that end, we are progressing with our ongoing divestiture process, and we closed the previously-announced acquisition of OTN Systems N.V. in late January. This exciting acquisition brings innovative networking products and technologies that will provide additional opportunities for profitable growth in our Industrial Solutions business. I am encouraged by our recent order rates, and confident in our ability to achieve our financial goals and drive superior returns for our shareholders,” said Mr. Vestjens.

The Company expects first quarter 2021 revenues to be $490 - $505 million. For the year ending December 31, 2021, the Company expects revenues to be $1.990 - $2.050 billion.

The Company expects first quarter 2021 GAAP EPS to be $0.22 - $0.32. For the year ending December 31, 2021, the Company expects GAAP EPS to be $1.70 - $2.10.

The Company expects first quarter 2021 adjusted EPS to be $0.60 - $0.70. For the year ending December 31, 2021, the Company expects adjusted EPS to be $2.90 - $3.30.

CFO Transition

The Company also announced today that its Senior Vice President, Finance, and Chief Financial Officer, Henk Derksen, will be leaving Belden in March to pursue other endeavors. Mr. Derksen has been with the Company since 2000, and during that time has helped lead the Company’s transition into the leading supplier of networking solutions that it is today. Mr. Derksen’s successor will be Jeremy Parks. Mr. Parks worked with the Company from 2008 through August 2020, most recently as the Vice President of Finance for the Company’s Industrial Solutions segment, after which he joined International Wire Group, Inc. as its Chief Financial Officer. Mr. Vestjens commented, “Henk’s contributions to our success over the last 20 years are immeasurable. He has tackled every task before him with talent and determination, and he has demonstrated flawless integrity in everything that he has done. We will miss him, and wish him well as he pursues his next challenge. We are excited to have Jeremy back in the Belden family as we embark on the next chapter in our evolution.” Mr. Derksen will continue to serve as CFO through the filing of the Company’s 2020 Form 10-K, at which time Mr. Parks will assume the role. Mr. Derksen will stay on with the Company through mid-March to aid the transition.

Jeremy Parks
Chief Financial Officer of Belden Inc.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants in the U.S. is 866-248-8441, with confirmation code 7695993. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden common stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

	(In thousands, except per share data)
Revenues	$498,540	$549,688	$1,862,716	$2,131,278
Cost of sales	(323,284)	(346,916)	(1,199,427)	(1,337,773)
Gross profit	175,256	202,772	663,289	793,505
Selling, general and administrative expenses	(91,059)	(118,675)	(366,188)	(417,329)
Research and development expenses	(25,663)	(22,346)	(107,296)	(94,360)
Amortization of intangibles	(16,089)	(18,351)	(64,395)	(74,609)
Operating income	42,445	43,400	125,410	207,207
Interest expense, net	(15,700)	(13,863)	(58,888)	(55,814)
Non-operating pension benefit (cost)	(2,474)	(667)	(395)	1,017
Income from continuing operations before taxes	24,271	28,870	66,127	152,410
Income tax expense	(8,501)	(26,340)	(11,724)	(42,519)
Income from continuing operations	15,770	2,530	54,403	109,891
Gain (loss) from discontinued operations, net of tax	3,882	(149,759)	(99,513)	(486,667)
Loss on disposal of discontinued operations, net of tax	(12,691)	—	(9,948)	—
Net income (loss)	6,961	(147,229)	(55,058)	(376,776)
Less: Net income attributable to noncontrolling interest	25	179	104	239
Net income (loss) attributable to Belden	6,936	(147,408)	(55,162)	(377,015)
Less: Preferred stock dividends	—	—	—	18,437
Net income (loss) attributable to Belden common stockholders	$6,936	$(147,408)	$(55,162)	$(395,452)

Weighted average number of common shares and equivalents:
Basic	44,620	45,457	44,778	42,203
Diluted	44,848	45,684	44,937	42,416

Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.35	$0.05	$1.21	$2.16
Discontinued operations attributable to Belden common stockholders	0.09	(3.29)	(2.22)	(11.53)
Disposal of discontinued operations attributable to Belden common stockholders	(0.28)	—	(0.22)	—
Net income (loss) per share attributable to Belden common stockholders	$0.16	$(3.24)	$(1.23)	$(9.37)
Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.35	$0.05	$1.21	$2.15
Discontinued operations attributable to Belden common stockholders	0.09	(3.29)	(2.22)	(11.53)
Disposal of discontinued operations attributable to Belden common stockholders	(0.28)	—	(0.22)	—
Net income (loss) per share attributable to Belden common stockholders	$0.15	$(3.24)	$(1.23)	$(9.37)

Common stock dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

Effective January 1, 2020, we transferred our West Penn Wire business and multi-conductor product lines from the Enterprise Solutions segment to the Industrial Solutions segment, and as such, have recast the prior period segment information.

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended December 31, 2020
Segment Revenues	$227,731	$270,809	$498,540
Segment EBITDA	26,140	47,259	73,399
Segment EBITDA margin	11.5%	17.5%	14.7%
Depreciation expense	5,447	5,954	11,401
Amortization of intangibles	5,396	10,693	16,089
Amortization of software development intangible assets	61	515	576
Severance, restructuring, and acquisition integration costs	1,410	1,400	2,810

For the three months ended December 31, 2019
Segment Revenues	$246,397	$303,291	$549,688
Segment EBITDA	33,852	60,854	94,706
Segment EBITDA margin	13.7%	20.1%	17.2%
Depreciation expense	5,137	5,282	10,419
Amortization of intangibles	5,630	12,721	18,351
Amortization of software development intangible assets	55	263	318
Severance, restructuring, and acquisition integration costs	5,238	15,740	20,978
Purchase accounting effects of acquisitions	60	—	60

For the twelve months ended December 31, 2020
Segment Revenues	$872,415	$990,301	$1,862,716
Segment EBITDA	99,333	147,626	246,959
Segment EBITDA margin	11.4%	14.9%	13.3%
Depreciation expense	20,655	21,815	42,470
Amortization of intangibles	21,662	42,733	64,395
Amortization of software development intangible assets	245	1,576	1,821
Severance, restructuring, and acquisition integrations costs	7,720	4,538	12,258
Purchase accounting effects of acquisitions	125	—	125

For the twelve months ended December 31, 2019
Segment Revenues	$946,041	$1,185,237	$2,131,278
Segment EBITDA	126,925	226,110	353,035
Segment EBITDA margin	13.4%	19.1%	16.6%
Depreciation expense	19,771	20,638	40,409
Amortization of intangibles	22,324	52,285	74,609
Amortization of software development intangible assets	175	350	525
Severance, restructuring, and acquisition integrations costs	10,808	15,736	26,544
Purchase accounting effects of acquisitions	592	—	592

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

	(In thousands)
Total Segment Revenues	$498,540	$549,688	$1,862,716	$2,131,278
Deferred revenue adjustments	—	—	—	—
Consolidated Revenues	$498,540	$549,688	$1,862,716	$2,131,278

Total Segment EBITDA	$73,399	$94,706	$246,959	$353,037
Total non-operating pension benefit (cost)	(2,474)	(667)	(395)	1,017
Non-operating pension settlement loss	3,153	—	3,153	—
Eliminations	(78)	(1,180)	(480)	(3,151)
Consolidated Adjusted EBITDA (1)	74,000	92,859	249,237	350,903
Amortization of intangibles	(16,089)	(18,351)	(64,395)	(74,609)
Interest expense, net	(15,700)	(13,863)	(58,888)	(55,814)
Depreciation expense	(11,401)	(10,419)	(42,470)	(40,409)
Severance, restructuring, and acquisition integration costs	(2,810)	(20,978)	(12,258)	(26,544)
Non-operating pension settlement loss	(3,153)	—	(3,153)	—
Amortization of software development intangible assets	(576)	(318)	(1,821)	(525)
Purchase accounting effects related to acquisitions	—	(60)	(125)	(592)
Income from continuing operations before taxes	$24,271	$28,870	$66,127	$152,410

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$501,994	$407,480
Receivables, net	296,817	334,634
Inventories, net	247,298	231,333
Other current assets	52,289	29,172
Current assets of discontinued operations	—	375,135
Total current assets	1,098,398	1,377,754
Property, plant and equipment, less accumulated depreciation	368,620	345,918
Operating lease right-of-use assets	54,787	62,251
Goodwill	1,251,938	1,243,669
Intangible assets, less accumulated amortization	287,071	339,505
Deferred income taxes	29,536	25,216
Other long-lived assets	49,384	12,446
	$3,139,734	$3,406,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$244,120	$268,466
Accrued liabilities	276,641	283,799
Current liabilities of discontinued operations	—	170,279
Total current liabilities	520,761	722,544
Long-term debt	1,573,726	1,439,484
Postretirement benefits	160,400	136,227
Deferred income taxes	38,400	48,725
Long-term operating lease liabilities	46,398	55,652
Other long-term liabilities	42,998	38,308
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	823,605	811,955
Retained earnings	450,876	518,004
Accumulated other comprehensive loss	(191,851)	(63,418)
Treasury stock	(332,552)	(307,197)
Total Belden stockholders’ equity	750,581	959,847
Noncontrolling interests	6,470	5,972
Total stockholders’ equity	757,051	965,819
	$3,139,734	$3,406,759

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2020	December 31, 2019

	(In thousands)
Cash flows from operating activities:
Net loss	$(55,058)	$(376,776)
Adjustments to reconcile net loss to net cash provided by operating activities:
Asset impairment of discontinued operations	113,007	521,441
Depreciation and amortization	108,687	139,259
Share-based compensation	20,030	17,751
Loss on disposal of business	946	—
Deferred income tax benefit	(19,410)	(23,540)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	70,707	22,926
Inventories	(8,507)	44,477
Accounts payable	(43,567)	(41,527)
Accrued liabilities	7,374	(17,654)
Income taxes	(22,823)	5,497
Other assets	2,018	(16,118)
Other liabilities	(40)	1,157
Net cash provided by operating activities	173,364	276,893
Cash flows from investing activities:
Capital expenditures	(90,215)	(110,002)
Cash from (used for) business acquisitions, net of cash acquired	590	(74,392)
Proceeds from disposal of tangible assets	3,161	25
Proceeds from disposal of business, net of cash sold	54,821	—
Net cash used for investing activities	(31,643)	(184,369)
Cash flows from financing activities:
Borrowings on revolver	190,000	—
Payments under borrowing arrangements	(190,000)	—
Payments under share repurchase program	(35,000)	(50,000)
Payment of earnout consideration	(29,300)	—
Cash dividends paid	(9,029)	(34,439)
Withholding tax payments for share-based payment awards	(1,388)	(2,149)
Other	(194)	(360)
Net cash used for financing activities	(74,911)	(86,948)
Effect of foreign currency exchange rate changes on cash and cash equivalents	9,299	(301)
Increase in cash and cash equivalents	76,109	5,275
Cash and cash equivalents, beginning of period	425,885	420,610
Cash and cash equivalents, end of period	$501,994	$425,885

For all periods presented, the Consolidated Cash Flow Statement includes the results of the Grass Valley disposal group up to the disposal date, July 2, 2020.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

	(In thousands, except percentages and per share amounts)
GAAP and adjusted revenues	$498,540	$549,688	$1,862,716	$2,131,278

GAAP gross profit	$175,256	$202,772	$663,289	$793,505
Amortization of software development intangible assets	576	318	1,821	525
Severance, restructuring, and acquisition integration costs	482	2,333	704	3,425
Purchase accounting effects related to acquisitions	—	60	125	592
Adjusted gross profit	$176,314	$205,483	$665,939	$798,047

GAAP gross profit margin	35.2%	36.9%	35.6%	37.2%
Adjusted gross profit margin	35.4%	37.4%	35.8%	37.4%

GAAP selling, general and administrative expenses	$(91,059)	$(118,675)	$(366,188)	$(417,329)
Severance, restructuring, and acquisition integration costs	2,328	18,645	11,554	23,119
Adjusted selling, general and administrative expenses	$(88,731)	$(100,030)	$(354,634)	$(394,210)

GAAP and adjusted research and development expenses	$(25,663)	$(22,346)	$(107,296)	$(94,360)

GAAP net income (loss) attributable to Belden	$6,936	$(147,408)	$(55,162)	$(377,015)
Interest expense, net	15,700	13,863	58,888	55,814
Loss (gain) from discontinued operations, net of tax	(3,882)	149,759	99,513	486,667
Loss on disposal of discontinued operations, net of tax	12,691	—	9,948	—
Income tax expense	8,501	26,340	11,724	42,519
Non-operating pension settlement loss	3,153	—	3,153	—
Noncontrolling interest	25	179	104	239
Total non-operating adjustments	36,188	190,141	183,330	585,239
Amortization of intangible assets	16,089	18,351	64,395	74,609
Severance, restructuring, and acquisition integration costs	2,810	20,978	12,258	26,544
Amortization of software development intangible assets	576	318	1,821	525
Purchase accounting effects related to acquisitions	—	60	125	592
Total operating income adjustments	19,475	39,707	78,599	102,270
Depreciation expense	11,401	10,419	42,470	40,409
Adjusted EBITDA	$74,000	$92,859	$249,237	$350,903

GAAP net income (loss) margin	1.4%	(26.8)%	(3.0)%	(17.7)%
Adjusted EBITDA margin	14.8%	16.9%	13.4%	16.5%

GAAP net income (loss) attributable to Belden	$6,936	$(147,408)	$(55,162)	$(377,015)
Operating income adjustments from above	19,475	39,707	78,599	102,270
Loss (gain) from discontinued operations, net of tax	(3,882)	149,759	99,513	486,667
Loss on disposal of discontinued operations, net of tax	12,691	—	9,948	—
Non-operating pension settlement loss	3,153	—	3,153	—
Tax effect of adjustments above	2,172	12,796	(12,515)	(1,948)
Adjusted net income attributable to Belden	$40,545	$54,854	$123,536	$209,974

GAAP net income (loss) attributable to Belden	$6,936	$(147,408)	$(55,162)	$(377,015)
Loss (gain) from discontinued operations, net of tax	(3,882)	149,759	99,513	486,667
Loss on disposal of discontinued operations, net of tax	12,691	—	9,948	—
Less: Preferred stock dividends	—	—	—	(18,437)
GAAP net income from continuing operations attributable to Belden common stockholders	$15,745	$2,351	$54,299	$91,215

Adjusted net income attributable to Belden	$40,545	$54,854	$123,536	$209,974
Less: Preferred stock dividends	—	—	—	(18,437)
Adjusted net income from continuing operations attributable to Belden common stockholders	$40,545	$54,854	$123,536	$191,537
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.35	$0.05	$1.21	$2.15
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$0.90	$1.20	$2.75	$4.52

GAAP and adjusted diluted weighted average shares	44,848	45,684	44,937	42,416

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

	(In thousands)
GAAP net cash provided by operating activities	$134,675	$187,376	$173,364	$276,893
Capital expenditures, net of proceeds from the disposal of tangible assets	(33,335)	(35,928)	(87,054)	(109,977)
Non-GAAP free cash flow	$101,340	$151,448	$86,310	$166,916

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2021 Earnings Guidance

	Year Ended	Three Months Ended
	December 31, 2021	April 4, 2021

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$1.70 - $2.10	$0.22 - $0.32
Amortization of intangible assets	0.67	0.20
Severance, restructuring, and acquisition integration costs	0.45	0.10
Purchase accounting effects related to acquisitions	0.08	0.08
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$2.90 - $3.30	$0.60 - $0.70

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the first quarter and full-year 2021 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the results of the Company’s impairment analysis, which could reduce EPS, adjusted EPS, and various other financial metrics; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 11, 2020, as well as enhancements made to our risk factors throughout the year, including as disclosed in our first quarter 2020 Form 10-Q filed with the SEC on May 4, 2020. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com